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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

000-9409 (Commission File Number)	91-6087550 (I.R.S. Employer Identification No.)

14900 Interurban Avenue South, Suite 282, Seattle, WA 98168
(Address of Office)

(206) 674-4639
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        This Amendment No. 1 amends the Current Report on Form 8-K filed on November 23, 2004 to provide the additional disclosure set forth in Item 1.01 and the financial statements and pro forma financial information and exhibits as set forth in Item 9.01.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On November 22, 2004, we entered into a definitive agreement to acquire, referred to as the "Acquisition", substantially all of the assets of Stone Venepal (Celgar) Pulp Inc., referred to as "Celgar". The assets to be acquired are substantially all of the operating assets of Celgar, which are comprised primarily of a pulp mill, referred to as the "Celgar mill", located at Castlegar, British Columbia, Canada and include real property, plant and equipment, personal property, leaseholds, contractual obligations and intellectual property. We are not acquiring certain assets of Celgar comprised principally of finished goods inventory, receivables, cash on hand and certain insurance claims. We will assume various employment, pension and benefit, asset retirement and contractual obligations of Celgar. We are not assuming any obligations for any current liabilities of Celgar as at the date of closing, except for certain accrued employee liabilities, or any indebtedness of Celgar, whether incurred pre or post-bankruptcy. The foregoing description is qualified in its entirety by reference to the asset purchase agreement previously filed with the initial Current Report on Form 8-K which this Amendment No. 1 amends.

        The Celgar mill is a modern producer of northern bleached softwood kraft pulp, referred to as "NBSK pulp", with a current annual production capacity of approximately 430,000 air dried metric tonnes, referred to as "ADMTs". The purchase price for the Celgar mill, excluding an amount for defined working capital on closing, is $210 million, of which $170 million is payable in cash and $40 million is payable in our shares. We intend to finance the cash portion of the purchase price through the issuance of debt securities, our shares of beneficial interest and/or preferred stock. In addition to the factors affecting our company and our industry generally which are set forth in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2003, the risks outlined below relating to the Acquisition could adversely affect our business, financial condition and results of operations.

        Any failure to successfully integrate the Celgar mill with our business may adversely affect our results of operations. Our future performance will depend in part on whether we can integrate the Celgar mill with our operations in an effective and efficient manner. The Acquisition is larger than any of the other acquisitions we have made. Integrating the Celgar mill with our operations will be a complex, time consuming and potentially expensive process and will be subject to various risks including:

  •
  diversion of management's attention from our ongoing business;

  •
  the expense of upgrading the Celgar mill to enhance its operations may be more significant than currently anticipated;

  •
  difficulty integrating the operations, including financial and accounting functions, sales and marketing procedures, technology and other corporate administrative functions of the combined operations;

  •
  difficulty in establishing financial controls and procedures consistent with our own;

  •
  difficulty in converting the Celgar mill's current business information systems to our system;

  •
  difficulty maintaining relationships with present and potential customers, distributors and suppliers of the Celgar mill due to uncertainties regarding service, production quality and prices; and

  •
  problems retaining key employees who were previously employed by Celgar.

        All of the pulp produced by the Celgar mill is currently sold by third party agents. We intend to perform some of its sales functions directly over time. We cannot assure you that our internal sales staff and third party agents will be able to sell the combined pulp production of our Rosenthal and Stendal mills and the Celgar mill on terms as favorable as those achieved by the existing agents.

        We estimate that we will incur significant costs associated with the assimilation of the Celgar mill with our operations. The actual costs may substantially exceed our estimates and unanticipated expenses associated with such integration may arise. Furthermore, we may not be aware of all of the risks associated with the Acquisition and we may not have identified adverse information concerning the assets we are acquiring. If the benefits of the Acquisition do not exceed the costs, our financial results will be adversely affected.

        We cannot guarantee that we will successfully integrate the Celgar mill with our operations. If we are unable to address any of these risks, our results of operations and financial condition could be materially adversely affected and the operations of the Celgar mill may not achieve the results or otherwise perform as expected.

        The operations of the Celgar mill are subject to their own risks, which we may not be able to manage successfully. The financial results of the Celgar mill are subject to many of the same factors that affect our financial condition and results of operations, including the cyclical nature of the pulp and paper business, exposure to interest rate and currency exchange rate fluctuations, exposure to liability for environmental damage, the competitive nature of our markets and regulatory, legislative and judicial developments. The financial results of the Celgar mill could be materially adversely affected as a result of any of these or other related factors, which could have a material adverse effect on our results of operations and financial condition on a consolidated basis.

        We have only limited recourse under the acquisition agreement for losses relating to the Acquisition. The diligence conducted in connection with the Acquisition and the indemnification provided in the acquisition agreement may not be sufficient to protect us from, or compensate us for, all losses resulting from the Acquisition. Subject to certain exceptions, the maximum amount we may claim is limited to $30.0 million ($20.0 million in the case of environmental losses). Subject to certain exceptions, the vendor is only liable for misrepresentations or breaches of warranty for 15 months from the closing date of the Acquisition (12 months in the case of environmental losses). A material loss associated with the Acquisition for which there is no adequate remedy under the acquisition agreement that becomes known 15 months after the Acquisition (12 months in the case of environmental losses) could materially adversely affect our results of operations and financial condition and reduce the anticipated benefits of the Acquisition.

        We may not be able to enhance the operating performance and financial results or lower the costs of the Celgar mill as planned. While we believe that there are a number of opportunities to reduce operating costs, increase production and improve the financial results of the Celgar mill, we cannot fully evaluate the feasibility of our plans until we control the Celgar mill. We may not be able to achieve our planned operating improvements, cost reductions, capacity increases or improved price realizations in our expected time periods, if at all. In addition, some of the improvements that we hope to achieve depend upon capital expenditure projects that we plan to implement at the Celgar mill. Such capital projects may not be completed in our expected time periods, if at all, may not achieve the results that we have estimated or may have a cost substantially in excess of our planned amounts.

        Our completion of the Acquisition depends upon the receipt of financing.    We must negotiate the terms and the definitive documentation for the financing of the Acquisition. Our obligations under the asset purchase agreement relating to the Acquisition are conditional upon having financing satisfactory to us in place. For regulatory and other reasons, we may not be successful in obtaining financing on reasonable terms, if at all. If we cannot obtain sources of financing acceptable to us, we would be unable to complete the Acquisition.

2

        If we fail to complete the Acquisition, we will not realize any of the potential benefits described herein. Although we have entered into an asset purchase agreement to acquire the Celgar mill, we have not completed the transaction. The asset purchase agreement contains a number of conditions that must be satisfied before we can complete the transaction, some of which are outside our control. As a result, we cannot assure you when, or whether, the Acquisition will be completed. If the Acquisition is not completed, we will not realize any of the potential benefits described herein.

Acquisition Rationale

        The Acquisition of the Celgar mill reflects our strategy of acquiring world-class NBSK pulp production capacity on terms below comparable replacement cost where we can use our management focus to enhance operations, improve profitability and create value for our stakeholders. It provides us with several strategic benefits and synergies, including the following:

  •
  Enhancing Our Position as a Leading Market NBSK Pulp Producer.  The Acquisition will make us one of the largest producers of market NBSK pulp in the world. We will have a consolidated annual production capacity of approximately 1.3 million ADMTs of high quality NBSK pulp from three modern NBSK pulp mills located in Europe and North America. We believe this will improve our service to those larger paper and tissue producing customers who wish to develop purchasing arrangements with pulp suppliers that can service them on a worldwide basis.

  •
  Creating Value Through Active Management.  We believe we can leverage our management focus and turnaround experience to enhance the Celgar mill's operating performance by improving price realizations, increasing production and reducing production costs. See "Acquisition Opportunities".

  •
  Diversifying Our Revenue and Cost Base.  In 2003, substantially all of Mercer's revenues resulted from sales in Europe. Approximately 69% of the Celgar mill's sales in 2003 were in Asia, which is the fastest growing market for NBSK pulp imports. The Celgar mill's costs are largely in Canadian dollars, which should reduce our relative exposure to the exchange rate between the U.S. dollar and Euro.

        Given our management team's experience in converting and optimizing the Rosenthal mill, constructing the Stendal mill and starting up these large scale NBSK pulp mills, we believe we are well positioned to integrate the Celgar mill into our operations and improve its operating and financial performance over time. We have identified teams of individuals in our organization, at the Celgar mill and from our consulting engineers that, upon the closing of the Acquisition, will initiate the process of integrating the Celgar mill and enhancing its operations.

Acquisition Opportunities

        Although the Celgar mill is a modern facility that has generally been well maintained, it has been operated by a trustee in bankruptcy since 1998. As a result, we believe the Celgar mill has not performed at its full potential and that there are a number of opportunities to enhance its performance. Although we will not know the full potential until we control the Celgar mill, we are currently targeting C$25 million in annual operating margin improvements over a three-year period, based on current pricing levels. This is expected to be achieved by capitalizing on the following opportunities:

3

  •
  Improving Price Realizations.  We understand that, in 2003, the Celgar mill's pulp price realizations were approximately C$38 per ADMT below the average for NBSK pulp mills in British Columbia, Canada. We believe this resulted from the mill's current sales arrangements which rely solely on third party agents, its product classification and a history of inconsistent production. We intend to have our existing sales force take over responsibility for supervising and managing agent sales and perform some of its sales functions directly on a coordinated global basis with our Rosenthal and Stendal mills over time. We also intend to reduce the amount of pulp sold at a discount in the spot market by adding to the number of grades of pulp marketed by the mill and more effectively matching it with customer requirements and improving the mill's pulp brightness consistency through a planned strategic capital project. We plan to eliminate the price realization discount incurred by the Celgar mill in comparison to other NBSK pulp mills in British Columbia, Canada, over time.

  •
  Increasing Production.  We, in conjunction with our consulting engineers, have identified certain high return capital projects that we believe can increase the production of the Celgar mill, along with lowering its operating costs and improving the mill's reliability. Through these identified strategic capital projects, along with other enhancements and debottlenecking initiatives, we plan to increase the Celgar mill's production capacity to approximately 470,000 ADMTs over time.

  •
  Lowering Production Costs.  We believe that we can reduce the Celgar mill's production costs by improving its operating consistency and reliability. We plan to achieve these improvements through certain strategic capital projects, as well as revising the mill's approach to maintenance management by a greater focus on preventative maintenance, as we do at our Rosenthal mill. We believe such initiatives will reduce both chemical and energy costs at the Celgar mill.

        We estimate the aggregate amount to be spent on the foregoing capital projects to be approximately C$25 million over a three-year period.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Business Acquired

  Audited annual balance sheet of Stone Venepal (Celgar) Pulp Inc. for the years ended December 31, 2002 and 2003 and the related statements of loss and deficit and cash flows for the years ended December 31, 2001, 2002 and 2003.

  Unaudited balance sheet of Stone Venepal (Celgar) Pulp Inc. for the nine months ended September 30, 2003 and 2004 and the related statements of loss and deficit and cash flows for the nine months ended September 30, 2003 and 2004.

(b)
Pro Forma Financial Information

  Unaudited pro forma consolidated balance sheet of Mercer International Inc. as of September 30, 2004 and unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2004, the year ended December 31, 2003 and the nine months ended September 30, 2003.

4

(c)
Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

5

Independent Registered Chartered Accountants' Report and
Financial Statements of

STONE VENEPAL (CELGAR)
PULP INC.
(In Bankruptcy)

December 31, 2003

(In thousands of Canadian dollars)

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To KPMG Inc.,
Trustee of the Estate of Stone Venepal (Celgar) Pulp Inc., In Bankruptcy

We have audited the balance sheets of Stone Venepal (Celgar) Pulp Inc. as at December 31, 2003 and 2002 and the statements of loss and deficit and cash flows for each of the years in the three year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia
January 23, 2004 (except as to Notes 1 (c), 1 (d) and 12, which are as of December 8, 2004)

COMMENTS BY AUDITOR ON CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCE

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 (b) to the financial statements and when there is change in accounting policy as described in Note 1 (c). The accompanying financial statements do not purport to reflect or provide for the consequences of bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis, (b) as to pre-bankruptcy debt, the amounts that may be allocated for claims, or the status and priority thereof, or (c) as to operations, the effect of any changes that may be made in its business. As discussed in Note 1 (b), there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to KPMG Inc. dated January 23, 2004 (except as to Note 1(c), 1(d) and 12, which are as of December 8, 2004) is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia
January 23, 2004 (except as to Notes 1 (c), 1 (d) and 12, which are as of December 8, 2004)

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

BALANCE SHEET
December 31, 2003
(In thousands of Canadian dollars)

	2003	2002
	(Restated — Notes 1 (c) and (d))	(Restated — Notes 1 (c) and (d))
ASSETS
CURRENT
Accounts receivable	$23,346	$25,361
Inventories (Note 3)	52,457	58,181
Prepaid expenses and other	1,134	1,119

	76,937	84,661
PROPERTY, PLANT AND EQUIPMENT (Note 4)	402,633	436,542

	$479,570	$521,203

LIABILITIES
CURRENT
Bank indebtedness (Note 5)	$3,754	$10,102
Accounts payable and accrued liabilities	20,333	18,136
Current portion of obligation under capital leases (Note 7)	394	365

	24,481	28,603
ASSET RETIREMENT OBLIGATIONS	930	886
PRE-BANKRUPTCY AND OTHER DEBT (Note 6)	1,119,280	1,194,125
OBLIGATION UNDER CAPITAL LEASES (Note 7)	374	675

	1,145,065	1,224,289

SHAREHOLDERS' DEFICIENCY
Share capital (Note 8)	17,800	17,800
Deficit	(683,295)	(720,886)

	(665,495)	(703,086)

	$479,570	$521,203

BASIS OF PRESENTATION (Note 1)
COMMITMENTS (Note 7)

ON BEHALF OF KPMG INC., TRUSTEE OF THE ESTATE OF STONE VENEPAL (CELGAR) PULP INC., IN BANKRUPTCY

By:	/s/ TODD M. MARTIN Senior Vice President

See accompanying Notes to the Financial Statements.

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

STATEMENT OF LOSS AND DEFICIT
Year ended December 31, 2003
(In thousands of Canadian dollars)

	2003	2002	2001
	(Restated — Notes 1 (c) and (d))	(Restated — Notes 1 (c) and (d))	(Restated — Notes 1 (c) and (d))
Sales	$271,566	$249,366	$246,139

Operating expenses:
Cost of products sold	230,555	213,602	239,938
Depreciation and amortization	39,225	38,932	38,966
General and administrative	38,069	30,642	25,877

	307,849	283,176	304,781

Operating loss	(36,283)	(33,810)	(58,642)

Other income (expense)
Short-term interest expense	(512)	(921)	(952)
Interest expense on term credit facility	(47,579)	(50,798)	(68,602)
Foreign exchange gain (loss) on term credit facility	121,965	5,950	(35,959)

	73,874	(45,769)	(105,513)

Net earnings (loss) for the period	37,591	(79,579)	(164,155)
Deficit, beginning of period	(720,886)	(641,307)	(477,152)

Deficit, end of period	$(683,295)	$(720,886)	$(641,307)

See accompanying Notes to the Financial Statements.

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

STATEMENT OF CASH FLOWS
Year ended December 31, 2003
(In thousands of Canadian dollars)

	2003	2002	2001
	(Restated — Notes 1 (c) and (d))	(Restated — Notes 1 (c) and (d))	(Restated — Notes 1 (c) and (d))
Cash provided by (used for):
Cash flows from operating activities:
Net earnings (loss) for the period	$37,591	$(79,579)	$(164,155)
Items not involving cash:
Foreign exchange gain on pre-bankruptcy accounts payable	(84)	(13)	—
Increase in pension and other plans liability	966	877	—
Increase in pre-bankruptcy accounts payable	—	—	603
Foreign exchange loss (gain) on term credit facility	(121,965)	(5,950)	35,959
Interest on term credit facility	47,579	50,798	68,602
Gain on disposal of property, plant and equipment	(45)	—	—
Depreciation and amortization	39,225	38,932	38,966
Accretion expense	44	42	40
Net change in non-cash working capital items:
Decrease in accounts receivable	2,015	495	1,304
Decrease in inventories	5,724	3,453	16,568
Increase in prepaid expenses	(15)	(71)	(336)
Increase (decrease) in accounts payable and accrued liabilities	2,197	(899)	(4,952)

	13,232	8,085	(7,401)

Cash flows from investing activities:
Additions to property, plant and equipment	(5,201)	(3,912)	(6,262)
Proceeds on disposal of property, plant and equipment	45	—	—

	(5,156)	(3,912)	(6,262)

Cash flows from financing activities:
Increase (decrease) in bank indebtedness	(6,348)	(3,888)	13,850
Principal repayments under capital lease obligations	(388)	(285)	(187)
Repayment of term credit facility	(1,340)	—	—

	(8,076)	(4,173)	13,663

Net increase in cash position	—	—	—
Cash position, beginning of period	—	—	—

Cash position, end of period	$—	$—	—

Supplemental information:
Interest paid	$512	$921	$—

See accompanying Notes to the Financial Statements.

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

NOTES TO THE FINANCIAL STATEMENTS
Year ended December 31, 2003
(In thousands of Canadian dollars)

1.     BANKRUPTCY PROCEEDINGS AND BASIS OF PRESENTATION

  Stone Venepal (Celgar) Pulp Inc. ("Celgar" or the "Company") is incorporated under the Canada Business Corporations Act and operates a pulp mill located at Castlegar, B. C.

  (a)
  Bankruptcy proceedings

    Effective July 23, 1998, the directors of Celgar made an assignment in bankruptcy for the general benefit of creditors and KPMG Inc. was appointed Trustee of the Estate of Celgar (the "Trustee"). KPMG Inc. was also appointed Receiver of all the property, assets and undertakings of Celgar pursuant to security granted by the Company to Montreal Trust Company ("MTCC") (the "Receiver"). The Receiver's appointment was effective July 24, 1998.

    Pursuant to the Bankruptcy and Insolvency Act, Canada, all assets of Celgar vest in the Trustee subject to the security interests of MTCC. All liabilities outstanding as at July 23, 1998 are obligations of Celgar.

    The Trustee has been operating the Celgar pulp mill facility pursuant to an agreement between the Trustee and the Receiver effective the date of bankruptcy.

  (b)
  Basis of presentation

    These financial statements have been prepared in accordance with generally accepted accounting principles in Canada which conform with those established in the United States, except as described in Note 12.

    The accompanying financial statements have been prepared on a "going concern" basis. The "going concern" basis of presentation assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. There is doubt about the appropriateness of the use of the "going concern" assumption because of the bankruptcy of the Company. As such, realization of assets and discharge of pre-bankruptcy debt are subject to uncertainty.

    The financial statements do not reflect adjustments that would be necessary if the "going concern" basis was not appropriate. If the "going concern" basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of assets and liabilities and the reported revenues and expenses. The appropriateness of the "going concern" basis is dependent upon, among other things, the confirmation of a plan of reorganization, future profitable operations and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

  (c)
  Changes in accounting policies and presentation

    The Company has presented shipping and handling costs (including related commissions and insurance) as part of cost of products sold in the statement of loss and reclassified the prior periods' presentation accordingly. Previously, these expenses were presented as a reduction of net sales in accordance with industry practice. As a result, shipping and handling costs have been reclassified from "Net Sales" to "Cost of Products Sold", which resulted in an increase in "Sales" and "Cost of Products Sold" for the years ended December 31, 2003, 2002 and 2001 by $41,485, $39,440 and $42,086, respectively.

  (d)
  Asset retirement obligations

    The Company adopted the new CICA recommendations of Handbook Section 3110, "Asset Retirement Obligations", with respect to recording the fair value of a liability for an asset retirement obligation in the period in which it is incurred, and a corresponding increase in the carrying amount of the related long-lived asset. In the periods subsequent to the initial measurement, period to period changes in the liability balance from accretion expense, due to the passage of time, is included in selling, general and administrative expenses.

    This standard was applied retroactively with restatement of 2001 opening retained earnings of $804.

2.     SIGNIFICANT ACCOUNTING POLICIES

  (a)
  Foreign currency translation

    Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates prevailing on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. Exchange gains or losses are included in earnings.

  (b)
  Inventory valuation

    Pulpwood, chips, raw materials and supplies are stated at cost, determined on a monthly moving average basis. Work in process and finished goods inventories, the cost of which includes raw materials, direct labour and certain manufacturing overhead expenses, are stated at the lower of average cost and net realizable value. Provision is made for slow-moving and obsolete inventories.

  (c)
  Property, plant and equipment, depreciation and capitalization

    Property, plant and equipment are stated at cost, which includes capitalized interest. Upon retirement or disposal of property, plant and equipment, the Company removes the cost of the assets and the related accumulated depreciation. Gains or losses on disposal of assets are included in earnings.

    Depreciation, calculated principally on the straight-line method, is charged to operations at rates based upon the estimated useful life of each property. The following rates apply to those assets being depreciated on the straight-line method:

Assets	Rate
Buildings	2 1/2%
Machinery and equipment	4%
Computer and automotive equipment and start-up costs	20%

    Those portions of the former mill that remain in use are aggregated as mill infrastructure costs and the net book values are being amortized over ten years.

    Expenditures which result in a material enhancement of the value of the facilities involved are capitalized. Maintenance and repair costs are expensed as incurred.

  (d)
  Pensions

    The Company has a defined benefit pension plan for its salaried employees which is funded, trusteed and non-contributory. The cost of the benefits earned by the salaried employees is determined using the projected benefit method prorated on services. The pension expense reflects the current service cost, the interest on the unfunded liability and the amortization over the estimated average remaining service life of the employees of (i) the unfunded liability and (ii) experience gains or losses.

    With respect to the pensions of its hourly-paid employees, who are covered by a multi-employer pension plan, the Company charges its contributions to this plan against earnings.

  (e)
  Revenue recognition

    The Company recognizes revenue when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, title of ownership and risk of loss have passed to the customer and collectibility is reasonably assured. Sales are reported net of discounts and allowances. Amounts charged to customers for shipping and handling are recognized as revenue. Title of the products is transferred to the customers at the time of shipment and payment is based on agreed prices and credit terms contained on sales invoices.

  (f)
  Financial instruments

    The carrying amounts of accounts receivable and accounts payable and accrued liabilities approximate their fair values due to the short term to maturity of those instruments. The fair value of the Company's pre-bankruptcy and other debt (Note 6) has not been determined as the Company does not believe that it is practicable to determine such fair value with sufficient reliability due to the absence of a readily available secondary market for such debt.

  (g)
  Measurement uncertainty

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates are chip pile inventory quantities, valuation of long-lived assets, useful lives for amortization of fixed assets and estimates of asset retirement, reclamation and environmental obligations. Financial results as determined by actual events could differ from those estimates.

3.     INVENTORIES

	2003	2002
Pulpwood and chips	$7,960	$11,462
Other raw materials and supplies	15,053	14,556
Work-in-process and finished goods	29,444	32,163

	$52,457	$58,181

4.     PROPERTY, PLANT AND EQUIPMENT

	2003			2002
	Cost	Accumulated Depreciation	Net Book Value	Net Book Value
Buildings	$70,053	$19,264	$50,789	$51,314
Machinery and equipment	874,835	364,229	510,606	541,019
Computer and automotive equipment	2,422	691	1,731	—
Mill infrastructure	22,512	22,512	—	2,245
Capital projects in progress	4,665	—	4,665	6,851
Automotive equipment under capital leases	1,420	649	771	1,042

	975,907	407,345	568,562	602,471
Land	1,056	—	1,056	1,056

	$976,963	$407,345	569,618	603,527

Write-down of capital assets (Note 11)			166,985	166,985

			$402,633	$436,542

  Amortization of the automotive equipment under capital leases of $277 (2002 — $372) is included in depreciation and amortization expense.

5.     BANK INDEBTEDNESS

  The Receiver has a $25,000 bank overdraft facility with interest at the bank's prime lending rate.

6.     PRE-BANKRUPTCY AND OTHER DEBT

	2003	2002
Pre-bankruptcy accounts payable (i)	$11,738	$11,822
Pre-bankruptcy taxes payable (ii)	6,545	6,545
Pension plan and post-retirement benefits (Note 9)	10,665	9,699
Due to Stone Container (Canada) Inc. ("SCCI") (i)	968	968
Shareholder advances (i)	78,531	78,531
Short-term loan — SCCI (i)	120,941	120,941
Term credit facility (iii)	889,892	965,619

	$1,119,280	$1,194,125

  (i)
  These payables are in some instances secured, however, the security is subordinate to the secured claim of the term credit facility which exceeds the value of the assets of the Company. No interest has been accrued on these liabilities.

  (ii)
  The pre-bankruptcy taxes payable balance represents British Columbia capital and large corporations capital taxes owing for the period to July 23, 1998. No capital taxes are exigible for the period from July 23, 1998 to December 31, 2003.

  (iii)
  The term credit facility consists of Canadian and U.S. dollar borrowings which are secured by the Celgar Mill. Interest rates pertaining to the credit term facility are based upon the secured creditors' prime commercial rate, the bankers' acceptance rate, or the London Interbank Offered Rate ("LIBOR"). The amounts owing under the term credit facility, including accrued interest were as follows:

	2003	2002
Canadian dollar credit facility	$310,764	$294,188
U.S. dollar credit facility (2003 — U.S.$446,720; 2002 — U.S.$422,412)	579,128	671,431

	$889,892	$965,619

7.     OBLIGATIONS UNDER CAPITAL LEASES AND COMMITMENTS

  The minimum lease payments required for the next three years are as follows:

2004	$460
2005	365
2006	33

Total minimum lease payments	858
Less amount representing interest	90

$768

Represented by:
Current portion	$394
Long-term portion	374

$768

  Interest of $76 (2002 — $24) relating to capital lease obligations has been included in short-term interest expense.

  The Company has entered into exclusive natural gas purchase and sale contracts under which it is committed to purchase 6,000GJ of natural gas per day from a supplier through to October 31, 2004. The contracts fix a portion of the cost of the purchase commitment and the balance is based upon market price indexes. The Company is allowed to convert an index price into a fixed price for any quantity up to the baseload. If the Company takes less than the 100% load factor (calculated on a monthly basis) on the fixed price quantity, such shortfall will be sold at market prices with price variances to the cost or benefit of the Company.

8.     COMMON SHARES

  The Company has authorized an unlimited number of common shares. As at December 31, 2003, 178,000 common shares were issued and outstanding. Smurfit Stone and Celgar Investments Inc. each own 45% of the Company. Venepal Canadian Investment Limited owns the remaining 10% of the Company's common shares.

9.     PENSION PLAN AND POST-RETIREMENT BENEFITS

  Celgar maintains defined benefit pension plans and post-retirement benefit plans for certain employees. The most recent actuarial valuations of these plans were conducted at December 31, 2003.

  Information about these plans, in aggregate for the twelve months ended December 31, 2003, is as follows:

	2003			2002
	Pension Benefit Plans	Other Benefit Plans	Total	Total
Plan assets
Fair market value, beginning of year	$19,277	$—	$19,277	$20,665
Annual return on assets	2,774	—	2,774	(1,610)
Funding contributions	2,488	327	2,815	1,898
Benefits paid	(1,481)	(327)	(1,808)	(1,676)

	23,058	—	23,058	19,277

Accrued benefit obligation
Balance, beginning of year	27,999	12,538	40,537	38,202
Current service cost	924	538	1,462	1,328
Interest cost	1,846	1,064	2,910	2,557
Benefits paid	(1,481)	(327)	(1,808)	(1,676)
Past service cost	16	—	16	—
Actuarial losses	2,031	5,124	7,155	126

	31,335	18,937	50,272	40,537

Funded status — plan deficit	(8,277)	(18,937)	(27,214)	(21,260)
Unamortized past service cost	274	—	274	291
Unamortized actuarial losses	7,373	8,902	16,275	11,270

Accrued benefit liability	$(630)	$(10,035)	$(10,665)	$(9,699)

  The significant actuarial assumptions adopted in measuring the Company's accrued benefit obligations are as follows:

Discount rate	6.5%
Rate of compensation increase	3.0%
Expected rate of return on plan assets	7.5%

  For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003. The rate was assumed to decrease gradually to 5% over the next five years and remain at that level thereafter.

  The Company's benefit plan expense is as follows:

	Years ended December 31,
	2003			2002	2001
	Pension Benefit Plans	Other Benefit Plans	Total	Total	Total
Current service cost	$924	$538	$1,462	$1,328	$1,051
Interest cost	1,846	1,064	2,910	2,557	2,228
Expected return on plan assets	(1,483)	—	(1,483)	(1,558)	(1,606)
Amortization
Past service cost	32	—	32	31	31
Actuarial loss	422	438	860	417	171

	$1,741	$2,040	$3,781	$2,775	$1,875

10.   INCOME TAXES

  The Company has incurred substantial net losses which will be adjusted for income tax purposes and claimed as non-capital tax loss carryforwards. These tax loss carryforwards are sufficient to eliminate any income taxes otherwise payable. Non-capital tax loss carryforwards are available to reduce future years' income for tax purposes prior to their expiry after seven years.

  Due to the uncertainty surrounding the realization of the future benefit of these future income tax assets in future income tax returns, the Company maintains a full valuation allowance against its future income tax assets.

11.   WRITE-DOWN OF CAPITAL ASSETS AND APPLICATION OF RESTRUCTURING PAYMENT AGAINST TERM CREDIT FACILITY

  Effective May 22, 2000, the Receiver entered into an agreement for the purchase and sale of the capital assets of the Company (the "Agreement"). The purchase price was U.S.$355,000. Consequently, the recorded capital assets include a write-down of Cdn.$166,985. The purchase and sale pursuant to the Agreement did not complete.

  On or about October 2, 2000, the Agreement was terminated and the prospective purchaser forfeited a restructuring payment of U.S.$20,000 plus accrued interest. The restructuring payment was paid directly to the lenders of the term credit facility and applied against the term credit facility.

12.   DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  As indicated in Note 1, these financial statements have been prepared in accordance with Canadian GAAP, which are different in some respects from those applicable in the United States and from practices prescribed by the United States Securities and Exchange Commission ("US GAAP"). The significant differences between Canadian GAAP and US GAAP with respect to the Company's financial statements are as follows:

  Adjustments to statements of loss:

  (a)
  Net earnings (loss) for the year

	December 31,
	2003	2002	2001
Net earnings (loss) in accordance with Canadian GAAP	$37,591	$(79,579)	$(164,155)
Adjustment:
Purchase and supply contracts (i)	(1,055)	195	—

Net earnings (loss) in accordance with US GAAP	36,536	(79,384)	(164,155)
Adjustment for comprehensive income:
Minimum pension liability adjustment (ii)	248	(4,262)	—

Comprehensive earnings (loss) for the year	$36,784	$(83,646)	$(164,155)

  (b)
  Balance Sheet items in accordance with US GAAP

	2003	2002
Current assets in accordance with Canadian GAAP	$76,937	$84,661
Purchase and supply contracts (i)	—	195

Current assets in accordance with US GAAP	$76,937	$84,856

Other assets in accordance with Canadian GAAP	$—	$—
Minimum pension liability (ii)	973	291

Other assets in accordance with US GAAP	$973	$291

	2003	2002
Current liabilities in accordance with Canadian GAAP	$24,481	$28,603
Purchase and supply contracts (i)	860	—

Current liabilities in accordance with US GAAP	$25,341	$28,603

Long-term liabilities in accordance with Canadian GAAP	$1,120,584	$1,195,686
Minimum pension liability (ii)	4,987	4,553

Long-term liabilities in accordance with US GAAP	$1,125,571	$1,200,239

  (c)
  Reconciliation of shareholders' deficiency in accordance with US GAAP

	2003	2002
Total shareholders' deficiency in accordance with Canadian GAAP	$(665,495)	$(703,086)
Cumulative change in retained earnings relating to:
Purchase and supply contracts (i)	(860)	195
Minimum pension liability adjustment (ii)	(4,014)	(4,262)

Total shareholders' deficiency in accordance with US GAAP	$(670,369)	$(707,153)

  Adjustments:

  (i)
  Forward purchase contracts:

    The Company enters into natural gas forward supply contracts under which it is required to purchase its natural gas requirements for a contracted period of time. Under Canadian GAAP, the Company does not record these contracts on a mark-to-market basis. Instead, the Company only recognizes purchases under these contracts as expenditures occur. Under U.S. GAAP, these contracts would not be exempt normal purchase and sales arrangements and such contracts would be recorded at fair value and on a mark-to-market basis at each reporting period.

  (ii)
  Comprehensive income and minimum pension liability:

    Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. Other comprehensive income includes a minimum pension liability.

    The Company's accumulated deficit obligation for its pension plans exceeds the fair value of plan assets. US GAAP requires the recognition of an additional minimum pension liability in the amount of the excess of the unfunded accumulated benefit obligation over the recorded pension benefits liability. An offsetting intangible asset is recorded equal to the unrecognized prior service costs, with any difference recorded as a reduction of accumulated other comprehensive income. No similar requirement exists under Canadian GAAP.

  (iii)
  Asset retirement obligations:

    As discussed in Note 1 (d), the Company adopted the new CICA recommendations of Handbook Section 3110, "Asset Retirement Obligations". This standard was applied retroactively with restatement for all periods presented. Under U.S. GAAP, the Company was required to apply Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations", "SFAS 143" as of January 1, 2003. SFAS 143 is consistent with Canadian GAAP with the exception of the adoption date and the method of implementation. SFAS 143 requires the recording of the fair value of a liability for an asset retirement obligation in the period in which it is incurred, and a corresponding increase in the carrying amount of the related long-lived asset. In periods subsequent to the initial measurement, period to period charges in the liability balance from accretion expense, due to the passage of time, is included in selling, general and administrative expenses. Under US GAAP, the cumulative effect adjustment related to prior years at the adoption date is included in earnings in the period of adoption whereas under Canadian GAAP prior year financial statements are restated. The Company has applied the new Canadian GAAP standard on a retroactive basis with restatement of earlier periods which results in no material U.S. GAAP difference.

  (iv)
  Recent accounting pronouncements:

  (1)
  In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (the "Interpretation"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which addresses the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. The Interpretation also requires the recognition of a liability by a guarantor at the inception of certain guarantees for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception.

      The disclosure requirements of the Interpretation apply at December 31, 2002 and the recognition and measurement provisions apply to all guarantees entered into or modified after December 31, 2002. To date the Company does not have material guarantees that require recognition.

    (2)
    In December 2003, the Financial Accounting Standards Board issued Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities" that replaced FIN 46 that had been issued in January 2003. FIN 46R provides guidance on the identification of variable interest entities, entities ("VIEs") for which control is achieved through means other than through voting rights, and how to determine whether a variable interest holder should consolidate the VIEs. This interpretation applies to financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special purpose entities for periods ending after December 15, 2003. FIN 46R applies to all public entities for all other types of VIEs in financial statements for periods ending after March 15, 2004. The adoption of FIN 46 did not have a material impact on the consolidated financial statements.

    (3)
    In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, to clarify under what circumstances a contract with an initial net investment meets the characteristics of a derivative, to clarify when a derivative contains a financing component, to amend the definition of an underlying to conform it to language in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and to amend certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and is to be applied prospectively.

    (4)
    In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective beginning the Company's second quarter of 2004.

  (v)
  Recent and future pronouncements:

    The adoption of SFAS 149 or SFAS 150 did not or are not expected to have a material affect on the Company's financial statements.

Financial Statements of

STONE VENEPAL (CELGAR) PULP INC.

(In Bankruptcy)

September 30, 2004

(Unaudited)
(In thousands of Canadian dollars)

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

CONDENSED BALANCE SHEET
(Unaudited)
September 30, 2004
(In thousands of Canadian dollars)

	September 30, 2004	December 31, 2003
ASSETS
CURRENT
Accounts receivable	$27,551	$23,346
Inventories (Notes 1 (b) and 3)	76,136	52,457
Prepaid expenses and other	1,384	1,134

	105,071	76,937
PROPERTY, PLANT AND EQUIPMENT (Notes 1 (b) and 4)	252,613	402,633

	$357,684	$479,570

LIABILITIES
CURRENT
Bank indebtedness	$20,662	$3,754
Accounts payable and accrued liabilities	24,145	20,333
Current portion of obligation under capital leases (Note 1 (b))	261	394

	45,068	24,481
ASSET RETIREMENT OBLIGATIONS (Note 7)	965	930
PRE-BANKRUPTCY AND OTHER DEBT (Notes 1 (b) and 5)	1,123,660	1,119,280
OBLIGATION UNDER CAPITAL LEASES (Note 1 (b))	174	374

	1,169,867	1,145,065

SHAREHOLDERS' DEFICIENCY
Share capital	17,800	17,800
Deficit	(829,983)	(683,295)

	(812,183)	(665,495)

	$357,684	$479,570

BASIS OF PRESENTATION (Note 1)
COMMITMENTS (Note 8)

ON BEHALF OF KPMG INC., TRUSTEE OF THE ESTATE OF STONE VENEPAL (CELGAR) PULP INC., IN BANKRUPTCY

/s/ Todd M. Martin

Senior Vice President

See accompanying Notes to the Condensed Financial Statements

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

CONDENSED STATEMENT OF LOSS AND DEFICIT
(Unaudited)
Nine months ended September 30, 2004
(In thousands of Canadian dollars)

	September 30, 2004	September 30, 2003
Sales	$214,886	$207,593

Operating expenses:
Cost of products sold	167,637	182,903
Depreciation and amortization	22,833	29,320
Selling, general and administrative	22,784	28,220
Impairment loss on property, plant and equipment (Note 1 (b))	129,204	—

	342,458	240,443

Operating income (loss)	(127,572)	(32,850)

Other income (expense)
Short-term interest expense	(474)	(83)
Interest expense on term credit facility	(34,019)	(35,673)
Foreign exchange gain on term credit facility	15,377	97,772

	(19,116)	62,016

Net earnings (loss) for the period	(146,688)	29,166
Deficit, beginning of period	(683,295)	(720,886)

Deficit, end of period	$(829,983)	$(691,720)

See accompanying Notes to the Condensed Financial Statements

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
Nine months ended September 30, 2004
(In thousands of Canadian dollars)

	September 30, 2004	September 30, 2003
Cash provided by (used for):
Cash flows from operating activities:
Net earnings (loss) for the period	$(146,688)	$29,166
Items not involving cash:
Impairment loss on property, plant and equipment	129,204	—
Increase in pension and other plans liability	1,002	873
Foreign exchange gain on term credit facility	(15,377)	(97,772)
Interest on term credit facility	34,019	35,673
Depreciation and amortization	22,833	29,320
Accretion expense	35	33
Net changes in non-cash working capital items:
Increase in accounts receivable	(4,205)	(1,796)
(Increase) decrease in inventory	(23,679)	14,640
Increase in prepaid expenses	(250)	(509)
Increase in accounts payable and accrued liabilities	3,812	571

	706	10,199

Cash flows from investing activities:
Additions to property, plant and equipment	(2,017)	(3,985)

	(2,017)	(3,985)

Cash flows from financing activities:
Increase (decrease) in bank indebtedness	16,908	(5,458)
Principal repayments under capital lease obligations	(333)	(204)
Repayment of term credit facility	(15,264)	(552)

	1,311	(6,214)

Net increase in cash position	—	—
Cash position, beginning of period	—	—

Cash position, end of period	$—	$—

Supplemental information:
Interest paid	$474	$390

See accompanying Notes to the Condensed Financial Statements

STONE VENEPAL (CELGAR) PULP INC.
(In Bankruptcy)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)
Nine months ended September 30, 2004
(In thousands of Canadian dollars)

1.     BANKRUPTCY PROCEEDINGS, PENDING ASSET SALE AND BASIS OF PRESENTATION

  Stone Venepal (Celgar) Pulp Inc. ("Celgar" or the "Company") is incorporated under the Canada Business Corporations Act and operates a pulp mill located at Castlegar, B.C.

  (a)
  Bankruptcy proceedings

    Effective July 23, 1998, the directors of Celgar made an assignment in bankruptcy for the general benefit of creditors and KPMG Inc. was appointed Trustee of the Estate of Celgar (the "Trustee"). KPMG Inc. was also appointed Receiver of all the property, assets and undertakings of Celgar pursuant to security granted by the Company to Montreal Trust Company ("MTCC") (the "Receiver"). The Receiver's appointment was effective July 24, 1998.

    Pursuant to the Bankruptcy and Insolvency Act, Canada, all assets of Celgar vest in the Trustee subject to the security interests of MTCC. All liabilities outstanding as at July 23, 1998 are obligations of Celgar.

    The Trustee has been operating the Celgar pulp mill facility pursuant to an agreement between the Trustee and the Receiver effective the date of bankruptcy.

  (b)
  Pending asset sale

    Effective November 22, 2004, KPMG Inc., in its capacity as Receiver of all the assets and undertakings of the Company, entered into a definitive asset purchase agreement with a third party to acquire substantially all the assets of the Company except for accounts receivable and finished goods inventory. The purchase price under the asset purchase agreement is US$210 million plus the assumption of certain obligations including post-retirement and lease obligations and an amount for defined working capital to be determined upon closing of the transaction.

    The asset purchase is subject to the satisfaction of certain conditions including receipt by the purchaser of regulatory approvals of the transaction as well as the purchaser securing satisfactory financing on or before February 28, 2005, with an extension available in certain circumstances.

    Property, plant and equipment has been written down to the fair value amounts implicit in this transaction.

  (c)
  Basis of presentation

    The accompanying unaudited interim financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") on a basis consistent with those followed in the most recent annual financial statements, except as described in Note 2 below. These unaudited interim financial statements do not include all information and note disclosures required under Canadian GAAP for annual financial statements, and therefore should be read in conjunction with the Company's annual audited financial statements and notes for the fiscal year ended December 31, 2003. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire fiscal year.

    These financial statements materially conform with generally accepted accounting principles in the United States, except as explained in Note 10.

    The accompanying financial statements have been prepared after taking into consideration the pending asset sale referred to above. Realization of assets and discharge of pre-bankruptcy debt are subject to uncertainty. The financial statements do not reflect all the adjustments that may be necessary to the carrying value of assets and liabilities. The appropriateness of this basis of accounting is dependent upon, among other things, the completion of the proposed sale transaction and the execution of the realization plan for the remaining assets.

2.     SIGNIFICANT ACCOUNTING POLICIES

  (a)
  Impairment of long-lived assets

    Effective January 1, 2004, the Company adopted the new CICA recommendations of Handbook Section 3063, "Impairment of Long-lived Assets". These recommendations require an entity to recognize an impairment loss when an event occurs that results in the carrying amount of a long-lived asset to exceed the sum of undiscounted cash flows expected to result from its use and eventual disposition. The impairment loss is measured as the amount by which the long-lived asset's carrying value amount exceeds its fair value.

  (b)
  Hedging relationships and accounting for trading, speculative, or non-derivative financial instruments

    Effective January 1, 2004, the Company adopted the CICA's new Accounting Guideline-13, "Hedging Relationships", on the requirements related to the identification, designation, documentation and effectiveness of hedging relationships. The new standards have been applied on a prospective basis to all instruments existing on, or entered into after January 1, 2004.

    The Company also applied the accounting treatment prescribed by the CICA's Emerging Issues Committee ("EIC") Recommendation 128 with respect to the accounting for trading, speculative or non-hedging derivative financial instruments. Under this guidance, hedge accounting is optional for derivative transactions that are effective in offsetting financial statement risks. Derivatives for which hedge accounting is not applied are carried on the balance sheet at fair value, with changes in fair value being recorded in the statement of loss. Upon adoption, the Company had no derivative financial instruments which were required to be carried at fair value.

    The Company's natural gas forward supply contracts, which call for the physical receipt of natural gas, do not represent a financial instrument.

  (c)
  Revenue recognition

    The Company recognizes revenue when persuasive evidence of an arrangement exists, the sales price is fixed or determinable, title of ownership and risk of loss have passed to the customer and collectibility is reasonably assured. Sales are reported net of discounts and allowances. Amounts charged to customers for shipping and handling are recognized as revenue. Title of the products is transferred to the customers at the time of shipment and payment is based on agreed prices and credit terms contained on sales invoices.

    Effective January 1, 2004, the Company applied the accounting treatments of EIC-141, "Revenue Recognition". EIC-141 summarizes the principles set as interpretative guidance on the application of Handbook section 3400, "Revenue". Specifically, this EIC presents the criteria to be met for revenue recognition to be considered achieved. The application of this accounting treatment had no impact on the financial statements for the nine months ended September 30, 2004.

  (d)
  Recent accounting pronouncements

    In October 2004, the CICA decided to defer the mandatory effective date of proposed Section 1530, "Comprehensive Income", proposed Section 3855, "Financial Instruments — Recognition and Measurement" and proposed Section 3865, "Hedges", by one year, in order to allow adequate time for implementation. The guidance will now apply for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2006. Earlier adoption will be permitted only as of the beginning of a fiscal year. The CICA expects to issue the new pronouncements in the first quarter of 2005.

  (e)
  Measurement uncertainty

    The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates are chip pile inventory quantities, valuation of long-lived assets, useful lives for amortization of fixed assets and estimates of asset retirement, reclamation and environmental obligations. Financial results as determined by actual events could differ from those estimates.

3.     INVENTORIES

	September 30, 2004	December 31, 2003
	(Unaudited)
Pulpwood and chips (a)	$17,904	$7,960
Other raw materials and supplies (a)	14,790	15,053
Work-in-process and finished goods	43,442	29,444

	$76,136	$52,457

  (a)
  These inventories are included in the asset sale transaction described in Note 1 (b) wherein management expects to recover the carrying value.

4.     PROPERTY, PLANT AND EQUIPMENT HELD FOR SALE

	September 30, 2004			December 31, 2003
	Cost	Accumulated Depreciation	Net Book Value	Net Book Value
	(Unaudited)
Buildings	$70,053	$20,578	$49,475	$50,789
Machinery and equipment	875,896	384,000	491,896	510,606
Computer and automotive equipment	2,403	2,083	320	1,731
Mill infrastructure	22,512	22,512	—	—
Capital projects in progress	5,620	—	5,620	4,665
Automotive equipment under capital leases	881	446	435	771

	977,365	429,619	547,746	568,562
Land	1,056	—	1,056	1,056

	$978,421	$429,619	548,802	569,618

2000 Write-down of capital assets			166,985	166,985

			381,817	402,633
Impairment loss			(129,204)	—

			$252,613	$402,633

    Amortization of the automotive equipment under capital leases of $202 for the nine months ended September 30, 2004 (2003 — $648) is included in depreciation and amortization expense.

    All property, plant and equipment is the subject of the asset sale transaction referred to in Note 1 (b). As a result, the assets have been impaired to the fair value amounts implicit in that transaction.

5.     PRE-BANKRUPTCY AND OTHER DEBT

	September 30, 2004	December 31, 2003
	(Unaudited)
Pre-bankruptcy accounts payable (a)	$11,732	$11,738
Pre-bankruptcy taxes payable (b)	6,545	6,545
Pension plan and post-retirement benefits (Note 6)	11,667	10,665
Due to Stone Container (Canada) Inc. ("SCCI") (a)	968	968
Shareholder advances (a)	78,531	78,531
Short-term loan — SCCI (a)	120,941	120,941
Term credit facility (c)	893,276	889,892

	$1,123,660	$1,119,280

  (a)
  These payables are in some instances secured, however, the security is subordinate to the secured claim of the term credit facility which exceeds the value of the assets of the Company. No interest has been accrued on these liabilities.

  (b)
  The pre-bankruptcy taxes payable balance represents British Columbia capital and large corporations capital taxes owing for the period to July 23, 1998. No capital taxes are exigible for the period from July 23, 1998 to September 30, 2004.

  (c)
  The term credit facility consists of Canadian and U.S. dollar borrowings which are secured by the Celgar Mill. Interest rates pertaining to the credit term facility are based upon the secured creditors' prime commercial rate, the bankers' acceptance rate, or the London Interbank Offered Rate ("LIBOR"). The amounts owing under the term credit facility, including accrued interest were as follows:

	September 30, 2004	December 31, 2003
	(Unaudited)
Canadian dollar credit facility	$306,868	$310,764
U.S. dollar credit facility (2004 — U.S. $464,915; 2003 — U.S. $446,720)	586,408	579,128

	$893,276	$889,892

6.     PENSION PLAN AND POST-RETIREMENT BENEFITS

  Celgar maintains defined benefit pension plans and post-retirement benefit plans for certain employees. Pension expense is based on estimates from the Company's actuary. Pension contributions for the nine month periods ended September 30, 2004 and 2003 totaled $1,002 and $873, respectively. These plans are intended to be assumed by the purchaser in the asset sale transaction referred to in Note 1 (b).

7.     ASSET RETIREMENT OBLIGATION

  The Company maintains industrial land fills on its premises for the disposal of waste, primarily from the Company's pulp processing activities. The Company has an obligation under its land fill permits to decommission these disposal facilities pursuant to the requirements of the Provincial Waste Management Act.

  A reconciliation of the aggregate carrying amount of the asset retirement obligation is as follows:

Balance at December 31, 2003	$930
Liabilities incurred in the current period	—
Liabilities settled	—
Accretion expense	35
Revisions in estimated cash flows	—

Balance at September 30, 2004	$965

  The Company expects to settle the outstanding obligations within the next eight years. The obligation has been discounted using a credit adjusted risk-free rate of 5%.

8.     COMMITMENTS

  The Company has entered into exclusive natural gas purchase and sale contracts under which it is committed to purchase 6,000GJ of natural gas per day from a supplier through to October 31, 2005. The contracts fix a portion of the cost of the purchase commitment and the balance is based upon market price indexes. The Company is allowed to convert an index price into a fixed price for any quantity up to the baseload. If the Company takes less than the 100% load factor (calculated on a monthly basis) on the fixed price quantity, such shortfall will be sold at market prices with price variances to the cost or benefit of the Company.

9.     COMPARATIVE FIGURES

  Certain comparative figures have been reclassified to conform with the presentation adopted for the current period.

10.   DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  As indicated in Note 1, these condensed financial statements have been prepared in accordance with Canadian GAAP, which are different in some respects from those applicable in the United States and from practices prescribed by the United States Securities and Exchange Commission ("US GAAP"). The significant differences between Canadian GAAP and US GAAP with respect to the Company's financial statements are as follows:

  Adjustments to condensed statements of loss:

  (a)
  Net earnings (loss) for the period

	September 30,
	2004	2003
	(Unaudited)	(Unaudited)
Net earnings (loss) in accordance with Canadian GAAP $	(146,688)	$29,166
Adjustments:
Purchase and supply contracts(i)	2,104	(615)

Net earnings (loss) in accordance with US GAAP	(144,584)	28,551
Adjustment for comprehensive income:
Minimum pension liability adjustment(ii)	(617)	(779)

Comprehensive earnings (loss) for the period	$(145,201)	$27,772

  (b)
  Condensed Balance Sheet items in accordance with US GAAP

	September 30, 2004	December 31, 2003
	(Unaudited)
Current assets in accordance with Canadian GAAP	$105,071	$76,937
Purchase and supply contracts(i)	1,244	—

Current assets in accordance with US GAAP	$106,315	$76,937

Other assets in accordance with Canadian GAAP	$—	$—
Minimum pension liability(ii)	893	973

Other assets in accordance with US GAAP	$893	$973

Long-term liabilities in accordance with Canadian GAAP	$1,124,799	$1,120,584
Minimum pension liability(ii)	5,523	4,987

Long-term liabilities in accordance with US GAAP	$1,130,322	$1,125,571

  (c)
  Reconciliation of shareholders' deficiency in accordance with US GAAP

	September 30, 2004	December 31, 2003
	(Unaudited)
Total shareholders' deficiency in accordance with Canadian GAAP	$(812,183)	$(665,495)
Cumulative change in retained earnings relating to:
Purchase and supply contracts(i)	1,244	(860)
Minimum pension liability adjustment(ii)	(4,630)	(4,014)

Total shareholders' deficiency in accordance with US GAAP	$(815,569)	$(670,369)

  Adjustments:

  (i)
  Forward purchase contracts:

    The Company enters into natural gas forward supply contracts under which it is required to purchase its natural gas requirements for a contracted period of time. Under Canadian GAAP, the Company does not record these contracts on a mark-to-market basis as described in Note 2(d). Instead, the Company only recognizes purchases under those contracts as expenditures occur. Under U.S. GAAP, these contracts would not be exempt normal purchase and sales arrangements and such contracts would be recorded at fair value and on a "mark-to-market" basis at each reporting period.

  (ii)
  Comprehensive income and minimum pension liability:

    Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. Other comprehensive income includes a minimum pension liability.

    The Company's accumulated deficit obligation for its pension plans exceeds the fair value of plan assets. US GAAP requires the recognition of an additional minimum pension liability in the amount of the excess of the unfunded accumulated benefit obligation over the recorded pension benefits liability. An offsetting intangible asset is recorded equal to the unrecognized prior service costs, with any difference recorded as a reduction of accumulated other comprehensive income. No similar requirement currently exists under Canadian GAAP.

Unaudited Pro Forma Consolidated Financial Statements of

MERCER INTERNATIONAL INC.

September 30, 2004

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2004
(Expressed in thousands of Euros)

	Mercer International Inc.	Stone Venepal (Celgar) Pulp Inc.	Pro Forma Adjustments	Notes	Consolidated Pro Forma
ASSETS
Current
Cash and cash equivalents	€42,643	€—	€307,844	4(a)(iii),(iv), 4(b)(ii),(iii),(iv)	€48,690
			(150,138)	3
			(178,691)	4(b)(v)
			(1,432)	4(b)(v)
			28,464	4(b)(v)
Cash restricted	29,346	—	—		29,346
Receivables	33,003	18,348	(18,316)	4(b)(i)	33,035
Unrealized foreign exchange derivative gains	899	—	(420)	4(b)(v)	479
Inventories	59,225	48,513	(27,443)	4(b)(i)	80,295
Prepaid expenses	4,603	882	(616)	4(b)(i)	4,869

Total current assets	169,719	67,743	(40,748)		196,714
Cash restricted	47,538	—	(28,464)	4(b)(v)	19,074
Property, plant and equipment	942,249	160,963	17,698	4(b)(i)(iv)	1,120,910
Investments	878	—	—		878
Equity method investments	3,993	—	—		3,993
Deferred note issuance costs	3,908	—	6,040	4(b)(ii)	9,948
Unrealized foreign exchange derivative gains	14,442	—	—		14,442
Other	—	569	—		569
Deferred income tax	10,000	—	—		10,000

Total assets	€1,192,727	€229,275	€(45,474)		€1,376,528

LIABILITIES
Current
Bank indebtedness	€—	€13,166	€(13,166)	4(b)(i)	€—
Accounts payable and accrued expenses	64,373	15,384	(12,733)	4(b)(i)	65,766
			(1,258)	4(b)(v)
Construction costs payable	160,952	—	—		160,952
Note payable	1,403	—	—		1,403
Debt, Stendal	50,000	—	—		50,000
Debt, current portion	15,465	166	(166)	4(b)(i)	376
			(15,089)	4(b)(v)

Total current liabilities	292,193	28,716	(42,412)		278,497
Debt, Stendal	476,301	—	—		476,301
Debt, less current portion	234,317	708,554	241,604	4(a)(iv)	312,319
			(708,554)	4(b)(i)
			(163,602)	4(b)(v)
Unrealized interest rate derivative loss	58,874	—	—		58,874
Unrealized foreign exchange derivative loss	594	—	(594)	4(b)(v)	—
Pension plan and post retirement benefit obligation	—	10,953	—		10,953
Asset retirement obligation	—	615	—		615
Capital leases and other	8,853	111	(111)	4(b)(i)	8,853

Total liabilities	1,071,132	748,949	(673,669)		1,146,412

SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Shares of beneficial interest	79,736	11,342	80,535	4(a)(iii)	188,257
			(4,228)	4(b)(iii)
			(11,342)	4(b)(i)
			32,214	4(a)(ii)
Additional paid-in capital, stock options	14	—	—		14
Retained earnings (deficit)	36,592	(528,066)	528,066	4(b)(i)	36,592
Accumulated other comprehensive income	5,253	(2,950)	2,950	4(b)(i)	5,253

Total shareholders' equity	121,595	(519,674)	628,195		230,116

Total liabilities and shareholders' equity	€1,192,727	€229,275	€(45,474)		€1,376,528

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended September 30, 2004
(Expressed in thousands of Euros, except per share data)

	Mercer International Inc.	Stone Venepal (Celgar) Pulp Inc.	Pro Forma Adjustments	Notes	Consolidated Pro Forma
Revenues
Pulp and paper	€145,084	€132,036	€—		€277,120
Transportation	2,134	—	—		2,134
Other	6,650	—	—		6,650

	153,868	132,036	—		285,904
Cost of sales
Pulp and paper	131,420	117,034	(5,097)	4(c)(i)	243,357
Transportation	2,222	—	—		2,222

	133,642	117,034	(5,097)		245,579
Gross profit	20,226	15,002	5,097		40,325
General and administrative	(21,182)	(14,000)	598	4(c)(ii)	(34,584)
Impairment of capital assets	(6,000)	(79,389)	79,389	4(b)(i)	(6,000)
Flooding losses and expenses, less grant income	(669)	—	—		(669)

Income (loss) from operations	(7,625)	(78,387)	85,084		(928)

Other income (expense)
Interest expense	(9,554)	(21,194)	12,350	4(c)(iii)	(18,964)
			(566)	4(c)(iv)
Investment income	1,679	—	(1,123)	4(c)(vii)	556
Derivative financial instruments
Unrealized gain on natural gas forward supply contracts	—	1,293	—		1,293
Unrealized loss on interest rate derivatives	(15,825)	—	101	4(c)(v)	(15,724)
Unrealized and realized gain on foreign exchange rate derivatives	14,748	—	174	4(c)(v)	14,922
Foreign exchange gain on term credit facility	—	9,448	(7,860)	4(c)(vi)	1,588

Total other income (expense)	(8,952)	(10,453)	3,076		(16,329)

Income (loss) before income taxes and minority interest	(16,577)	(88,840)	88,160		(17,257)
Income tax benefit	37	—	—		37

Income (loss) before minority interest	(16,540)	(88,840)	88,160		(17,220)
Minority interest	3,936	—	—		3,936

Net income (loss)	€(12,604)	€(88,840)	€88,160		€(13,284)

Loss per share
Basic	€(0.73)				€(0.43)

Diluted	€(0.73)				€(0.43)

Number of shares outstanding for computing basic and diluted loss per share	17,256,894				30,883,616

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2003
(Expressed in thousands of Euros, except per share data)

	Mercer International Inc.	Stone Venepal (Celgar) Pulp Inc.	Pro Forma Adjustments	Notes	Consolidated Pro Forma
Revenues
Pulp and paper	€182,456	€171,169	€—		€353,625
Transportation	3,607	—	—		3,607
Other	8,493	—	—		8,493

	194,556	171,169	—		365,725
Cost of sales
Pulp and paper	176,655	170,044	(12,813)	4(d)(i)	333,886
Transportation	3,035	—	—		3,035

Gross profit	14,866	1,125	12,813		28,804
General and administrative	(19,323)	(23,995)	1,485	4(d)(ii)	(41,833)
Settlement expenses	(1,041)	—	—		(1,041)
Flooding grants, less losses and expenses	957	—	—		957

Loss from operations	(4,541)	(22,870)	14,298		(13,113)

Other income (expense)
Interest expense	(11,523)	(30,312)	19,046	4(d)(iii)	(23,544)
			(755)	4(d)(iv)
Investment income	1,653	—	(660)	4(d)(vii)	993
Derivative financial instruments
Unrealized loss on natural gas forward supply contracts	—	(665)	—		(665)
Unrealized loss, construction in progress financing	(13,042)	—	—		(13,042)
Realized gain, construction in progress financing	743	—	—		743
Net gains (losses), other	28,467		(455)	4(d)(v)	28,012
Impairment of equity method investments	(2,255)	—	—		(2,255)
Impairment of available-for-sale securities	(5,570)	—	—		(5,570)
Foreign exchange gain on term credit facility	—	76,875	(63,958)	4(d)(vi)	12,917

Total other expense	(1,527)	45,898	(46,782)		(2,411)

Income (loss) before income taxes and minority interest	(6,068)	23,028	(32,484)		(15,524)
Income tax provision	(3,172)	—	—		(3,172)

Income (loss) before minority interest	(9,240)	23,028	(32,484)		(18,696)
Minority interest	5,647	—	—		5,647

Net income (loss)	€(3,593)	€23,028	€(32,484)		€(13,049)

Loss per share
Basic	€(0.21)				€(0.43)

Diluted	€(0.21)				€(0.43)

Number of shares outstanding for computing basic and diluted loss per share	16,940,858				30,567,580

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended September 30, 2003
(Expressed in thousands of Euros, except per share data)

	Mercer International Inc.	Stone Venepal (Celgar) Pulp Inc.	Pro Forma Adjustments	Notes	Consolidated Pro Forma
Revenues
Pulp and paper	€134,935	€130,545	€—		€265,480
Transportation	2,850	—	—		2,850
Other	6,351	—	—		6,351

	144,136	130,545	—		274,681
Cost of sales
Pulp and paper	131,838	133,457	(9,505)	4(e)(i)	255,790
Transportation	2,388	—	—		2,388

	134,226	133,457	(9,505)		258,178
Gross profit (loss)	9,910	(2,912)	9,505		16,503
General and administrative	(12,961)	(17,746)	1,235	4(e)(ii)	(29,472)
Settlement expenses	(630)	—	—		(630)
Impairment of capital assets	—	—	—		—
Flooding grants, less losses and expenses	1,162	—	—		1,162

Loss from operations	(2,519)	(20,658)	10,740		(12,437)

Other income (expense)
Interest expense	(6,887)	(22,485)	13,757	4(e)(iii)	(16,181)
			(566)	4(e)(iv)	—
Investment income	1,055	—	(513)	4(e)(vii)	542
Derivative financial instruments
Unrealized gain on natural gas forward supply contracts	—	(387)	—		(387)
Unrealized loss on interest rate derivatives	(22,832)	—	307	4(e)(v)	(22,525)
Unrealized and realized gain on foreign exchange rate derivatives	19,228	—	(18,642)	4(e)(v)	586
Net gain (losses), other	20	—	—		20
Impairment of equity method investments	—	—	—		—
Impairment of available-for-sale securities	(5,511)	—	—		(5,511)
Foreign exchange gain on term credit facility	—	61,484	(51,153)	4(e)(vi)	10,331

Total other income (expense)	(14,927)	38,612	(56,810)		(33,125)

Income (loss) before income taxes and minority interest	(17,446)	17,954	(46,070)		(45,562)
Income tax (provision) benefit	(226)	—	—		(226)

Income (loss) before minority interest	(17,672)	17,954	(46,070)		(45,788)
Minority interest	8,499	—	—		8,499

Net income (loss)	€(9,173)	€17,954	€(46,070)		€(37,289)

Loss per share
Basic	€(0.54)				€(1.22)

Diluted	€(0.54)				€(1.22)

Number of shares outstanding for computing basic and diluted loss per share	16,887,262				30,513,984

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

MERCER INTERNATIONAL INC.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004
(Expressed in thousands of Euros unless otherwise stated)

Note 1.    Basis of Presentation

        On November 22, 2004, we entered into an agreement with KPMG Inc., as receiver of Stone Venepal (Celgar) Pulp Inc., in bankruptcy ("Celgar"), to acquire (the "Acquisition") substantially all of the assets of Celgar (Note 3). The completion of the Acquisition is subject to, among other things, us raising from the sale of our equity and/or debt securities funds to finance the payment of the purchase price and refinance the indebtedness of our Rosenthal pulp mill, on terms and conditions satisfactory to us, and us having accepted a commitment from a Canadian chartered bank or its affiliates for an operating credit facility of not less than US$30 million. We have made certain assumptions in respect of the anticipated equity and debt to be issued to finance the Acquisition (Note 4). The Acquisition has been accounted for by the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

        The unaudited pro forma consolidated financial statements of Mercer International Inc. ("Mercer" or the "Company") as at September 30, 2004 and for the nine months ended September 30, 2004 and 2003 and the year ended December 31, 2003 have been prepared by management after giving effect to the Acquisition, the anticipated equity and debt to be issued to finance the Acquisition and refinance all the bank indebtedness of our Rosenthal mill, the related transactions and the payment of estimated fees and expenses. These pro forma consolidated financial statements have been compiled from and include:

(a)
A pro forma consolidated balance sheet combining the unaudited consolidated balance sheet of Mercer as at September 30, 2004 with the unaudited balance sheet of Celgar as at September 30, 2004;

(b)
A pro forma consolidated statement of operations combining the unaudited consolidated statement of operations of Mercer for the nine months ended September 30, 2004 and 2003 with the unaudited statement of operations of Celgar for the nine months ended September 30, 2004 and 2003; and

(c)
A pro forma consolidated statement of operations combining the audited consolidated statement of operations of Mercer for the year ended December 31, 2003 with the audited statement of operations of Celgar for the year ended December 31, 2003.

        The September 30, 2004 pro forma balance sheet has been prepared as if the transaction described in Note 3 had occurred on September 30, 2004. The pro forma statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 and 2003 have been prepared as if the transactions described in Note 3 had occurred on January 1, 2003.

        The pro forma statements have been presented in Euros which is the reporting currency for Mercer. The exchange rates used for conversion to Euros throughout these statements are included in the table below:

	US$	C$
As at September 30, 2004	1.2417	1.5694
Average for the Nine months ending September 30, 2004	1.2255	1.6275
Average for the Twelve months ending December 31, 2003	1.1321	1.5865
Average for the Nine months ending September 30, 2003	1.1124	1.5902

        It is management's opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with United States generally accepted accounting principles ("US GAAP") applied on a basis consistent with Mercer's accounting policies. The pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Mercer which would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the pro forma financial information is not necessarily indicative of Mercer's financial position or results of operations that may be obtained in the future.

        The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Celgar described above and included in this current report on Form 8-K/A, as well as the historical financial statements and notes thereto of Mercer described above which are included in our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the period ended September 30, 2004 filed with the Securities and Exchange Commission ("SEC").

Note 2.    Summary of Significant Accounting Policies

        The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Mercer for the year ended December 31, 2003 included in our annual report on Form 10-K for the year ended December 31, 2003 filed with the SEC. The significant accounting policies of Celgar, after adjustment into US GAAP, conform in all material respects to those of Mercer. The differences between Canadian generally accepted accounting principles ("Canadian GAAP") and US GAAP which would have a material effect on these pro forma consolidated financial statements are reflected in Note 5.

Note 3.    Business Acquisition

Celgar

        Pursuant to an asset purchase agreement (the "Asset Purchase Agreement") dated November 22, 2004 between the Company, its wholly-owned subsidiary, 0706906 B.C. Ltd. and KPMG Inc. (in its capacity as receiver of Celgar), the Company has agreed to acquire substantially all of the assets of Celgar for a purchase price of €169,123 (US$210,000), of which €136,909 (US$170,000) is payable in cash and €32,214 (US$40,000) is payable in shares of beneficial interest of Mercer, plus an amount for the defined working capital at the Celgar mill on the closing date of the Acquisition. We will not assume any of Celgar's debt, equity and other liabilities, except for certain accrued employee liabilities, pension plan and post retirement benefit obligations and asset retirement obligations. The purchase price is subject to certain adjustments and excludes fees and expenses. The aggregate purchase price of the Acquisition is estimated to be €186,379 (US$231,427).

        The preliminary estimated allocation of the purchase price is summarized below and is subject to change. The actual allocation of the purchase price will be based upon the fair values of the net assets of Celgar at the date of acquisition.

Purchase price:
Cash	€150,138
Equity — shares of beneficial interest	32,214
Estimated acquisition costs	4,027

€186,379

Net assets acquired:
Receivables	€32
Inventory	21,070
Prepaids	266
Property, plant and equipment	178,662
Other assets	569
Accrued liabilities	(2,652)
Asset retirement obligation	(615)
Pension plan and post-retirement benefits obligation	(10,953)

€186,379

        Celgar's unaudited balance sheet as at September 30, 2004, unaudited statement of operations for the nine months ended September 30, 2004 and 2003 and audited statement of operations for the year ended December 31, 2003 have been restated into US GAAP and Euros as presented in Note 5.

        The cash portion of the purchase price and the defined working capital amount will be financed from the partial net proceeds of the equity and debt offerings as described in Note 4(a).

Note 4.    Pro Forma Adjustments

        The respective pro forma adjustments are explained below beside the corresponding footnote:

(a)
General Assumptions:

(i)
The Company will acquire the assets as described in Note 3 from KPMG Inc., as receiver of Celgar.

(ii)
The Company expects to issue 4,210,526 shares of beneficial interest at an assumed price of US$9.50 per share which represents €32,214 (US$40,000) of the purchase price as described in Note 3 as partial consideration for the Acquisition. The exact number of shares of beneficial interest to be issued will be definitively determined on the closing of the Acquisition pursuant to the terms of the Asset Purchase Agreement and may range from 4,210,526 to 5,161,290.

(iii)
Assuming an issue price of US$10.62, the Company intends to issue 9,416,196 shares of beneficial interest to raise gross proceeds of €80,535 (US$100,000) to finance the Acquisition, refinance all the bank indebtedness of our Rosenthal mill and for general corporate purposes. The assumed issue price of US$10.62 per share was based on the last reported sale price of our shares of beneficial interest on the Nasdaq National Market on December 8, 2004. The price and number of shares of beneficial interest actually issued will depend on market conditions and the demand for our equity securities.

(iv)
The Company intends to issue debt securities to raise gross proceeds of €241,604 (US$300,000) to finance the Acquisition, refinance all the bank indebtedness of our Rosenthal mill and for general corporate purposes. The interest rate and aggregate principal amount of debt securities actually issued will depend on market conditions and the demand for our debt securities.

(b)
Assumptions for unaudited pro forma consolidated balance sheet as of September 30, 2004:

(i)
We will acquire substantially all the assets of Celgar through the Asset Purchase Agreement as described in Note 3.

  (ii)
  Estimated debt financing costs of €6,040 will be deferred and amortized over eight years, which is the expected term of the related debt.

  (iii)
  Estimated equity financing costs of €4,228 will be netted against the gross proceeds of equity issued.

  (iv)
  Acquisition costs estimated at €4,027 have been added to the cost of the Acquisition.

  (v)
  The Rosenthal debt of €178,691 and the associated unrealized net derivative liabilities of €1,432 will be settled and refinanced through proceeds from the debt and equity offerings and €28,464 of long-term restricted cash. This long-term restricted cash becomes unrestricted upon the settlement of the Rosenthal debt.

(c)
Assumptions for pro forma consolidated statements of operations for the nine months ended September 30, 2004:

(i)
Amortization expense has been decreased by €5,097 to reflect reduction in asset value and harmonization of depreciation policies.

(ii)
Reduce general and administrative expenses by €598 which are non-recurring professional costs related to the oversight of the Celgar mill by the receiver and trustee. These costs will not be incurred in the future as these services will be provided by the Company's senior officers.

(iii)
Reduced interest expense of €12,350 has been recorded to reflect the reversal of interest on the Celgar debt and the refinancings of the Rosenthal debt, offset by the €241,641 (US$300,000) debt securities financing.

(iv)
Amortization of deferred financing costs of €566 has been charged to interest expense.

(v)
A decrease in unrealized loss on interest rate derivatives of €101 and an increase in unrealized and realized gain on foreign exchange rate derivatives of €174 to reflect derivatives collapsed on the refinancing of the Rosenthal debt. These derivatives and the Rosenthal debt will be settled and refinanced with partial proceeds from the issuance of our debt securities.

(vi)
A decrease in foreign exchange gain of €7,860 on the Celgar term facility to reflect the new financing inherent in the Acquisition. The Company will not be assuming such Celgar term facility pursuant to the Acquisition (Note 3).

(vii)
Reduced investment income of €1,123 to reflect the reduction of interest earned on restricted cash utilized in the refinancing of the Rosenthal debt.

(viii)
No tax expense has been recorded for items (i) thru (vii) above as the Company has sufficient tax loss carry-forwards available that could be utilized against taxes payable. The Company maintains a valuation reserve against the majority of these loss carry-forwards due to uncertainties regarding future taxable income.

(d)
Assumptions for pro forma consolidated statement of operations for the year ended December 31, 2003:

(i)
Amortization expense has been decreased by €12,813 to reflect reduction in asset value and harmonization of depreciation policies.

(ii)
Reduce general and administrative expenses by €1,485 which are non-recurring professional costs related to the oversight of the Celgar operations by the receiver and trustee in bankruptcy. These costs will not be incurred in the future as these services will be provided by the Company's senior officers.

  (iii)
  Reduced interest expense of €19,046 has been recorded to reflect the reversal of interest on the Celgar debt and the refinancing of the Rosenthal debt, offset by the €241,604 (US$300,000) debt securities financing.

  (iv)
  Amortization of deferred financing costs of €755 has been charged to interest expense.

  (v)
  A decrease in net gain (losses), other of €455 to reflect derivatives collapsed on the refinancing of the Rosenthal debt. These derivatives and the Rosenthal debt will be settled and refinanced with partial proceeds from the issuance of our debt securities.

  (vi)
  A decrease in foreign exchange gain of €63,958 on the Celgar term facility to reflect the new financing inherent in the Acquisition. The Company will not be assuming such Celgar term facility pursuant to the Acquisition (Note 3).

  (vii)
  Reduced investment income by €660 to reflect the reduction of interest earned on restricted cash utilized in the refinancing of the Rosenthal debt.

  (viii)
  No tax expense has been recorded for items (i) thru (vii) above as the Company has sufficient tax loss carry-forwards available that could be utilized against taxes payable. The Company maintains a valuation reserve against the majority of these loss carry-forwards due to uncertainties regarding future taxable income.

(e)
Assumptions for pro forma consolidated statements of operations for the nine months ended September 30, 2003:

(i)
Amortization expense has been decreased by €9,505 to reflect reduction in asset value and harmonization of depreciation policies.

(ii)
Reduce general and administrative expenses by €1,235 which are non-recurring professional costs related to the oversight of the Celgar mill by the receiver and trustee. These costs will not be incurred in the future as these services will be provided by the Company's senior officers.

(iii)
Reduced interest expense of €13,757 has been recorded to reflect the reversal of interest on the Celgar debt and the refinancing of the Rosenthal debt, offset by the €241,604 (US$300,000) debt securities financing.

(iv)
Amortization of deferred financing costs of €566 has been charged to interest expense.

(v)
A decrease in unrealized loss on interest rate derivatives of €307 and in unrealized and realized gain on foreign exchange rate derivatives of €18,642 to reflect derivatives collapsed on the refinancing of the Rosenthal debt. These derivatives and the Rosenthal debt will be settled and refinanced with partial proceeds from the issuance of our debt securities.

(vi)
A decrease in foreign exchange gain of €51,153 on the Celgar term facility to reflect the new financing inherent in the Acquisition. The Company will not be assuming such Celgar term facility pursuant to the Acquisition (Note 3).

(vii)
Reduced investment income of €513 to reflect the reduction of interest earned on restricted cash utilized in the refinancing of the Rosenthal debt.

(viii)
No tax expense has been recorded for items (i) thru (vii) above as the Company has sufficient tax loss carry-forwards available that could be utilized against taxes payable. The Company maintains a valuation reserve against the majority of these loss carry-forwards due to uncertainties regarding future taxable income.

Note 5.    GAAP Differences

        Celgar prepares its financial statements in accordance with Canadian GAAP and in Canadian dollars. The table below summarizes the conversion from Canadian GAAP and Canadian dollars to US GAAP and the Euro. The US GAAP adjustments are more fully disclosed in Note 10 of the unaudited financial statements of Celgar for the nine month period ended September 30, 2004 and 2003 and Note 12 of the audited financial statements of Celgar for the year ended December 31, 2003 in this current report on Form 8-K/A. The conversion from Canadian dollars to Euros has been reflected at the rates described in Note 1.

BALANCE SHEET OF STONE VENEPAL (CELGAR) PULP INC., IN BANKRUPTCY

September 30, 2004
(Unaudited)
(Expressed in thousands of Euros unless otherwise stated)

	Canadian GAAP		US GAAP Adjustments		US GAAP		US GAAP
Assets
Current
Accounts receivable	C$	27,551	C$	1,244	C$	28,795	€18,348
Inventories		76,136		—		76,136	48,513
Prepaid expenses and other		1,384		—		1,384	882

Total current assets		105,071		1,244		106,315	67,743
Property, plant and equipment		252,613		—		252,613	160,963
Other assets		—		893		893	569

Total assets	C$	357,684	C$	2,137	C$	359,821	€229,275

Liabilities
Current
Bank indebtedness	C$	20,662	C$	—	C$	20,662	€13,166
Accounts payable and accrued liabilities		24,145		—		24,145	15,384
Current portion of obligation under capital leases		261		—		261	166

Total current liabilities		45,068		5,523		45,068	28,716
Asset retirement obligation		965		—		965	615
Pre-bankruptcy and other debt		1,123,660		5,523		1,129,183	719,507
Obligation under capital leases		174		—		174	111

Total liabilities		1,169,867		5,523		1,175,390	748,949

Shareholders' deficiency
Share capital		17,800		—		17,800	11,342
Deficit		(829,983)		1,244		(828,739)	(528,066)
Accumulated other comprehensive income		—		(4,630)		(4,630)	(2,950)

Total shareholders' deficiency		(812,183)		(3,386)		(815,569)	(519,674)

Total liabilities and shareholders' equity	C$	357,684	C$	2,137	C$	359,821	€229,275

STATEMENT OF OPERATIONS OF STONE VENEPAL (CELGAR) PULP INC., IN BANKRUPTCY

Nine months ended September 30, 2004
(Unaudited)
(Expressed in thousands of Euros unless otherwise stated)

	Canadian GAAP		US GAAP Adjustments		US GAAP		US GAAP
Net sales	C$	214,886	C$	—	C$	214,886	€132,036

Operating expenses
Cost of products sold		167,637		—		167,637	103,004
Depreciation and amortization		22,833		—		22,833	14,030
General and administrative		22,784		—		22,784	14,000
Impairment loss on property, plant and equipment		129,204		—		129,204	79,389

		342,458		—		342,458	210,423

Operating income		(127,572)		—		(127,572)	(78,387)

Other income (expense)
Short-term interest expense		(474)		—		(474)	(291)
Interest expense on term credit facility		(34,019)		—		(34,019)	(20,903)
Unrealized gain (loss) on natural gas forward supply contracts		—		2,104		2,104	1,293
Foreign exchange gain on term credit facility		15,377		—		15,377	9,448
		(19,116)		2,104		(17,012)	(10,453)

Net earnings (loss) for the year	C$	(146,688)	C$	2,104	C$	(144,584)	€(88,840)

STATEMENT OF OPERATIONS OF STONE VENEPAL (CELGAR) PULP INC., IN BANKRUPTCY

Year ended December 31, 2003
(Unaudited)
(Expressed in thousands of Euros unless otherwise stated)

	Canadian GAAP		US GAAP Adjustments		US GAAP		US GAAP
Net sales	C$	271,566	C$	—	C$	271,566	€171,169

Operating expenses
Cost of products sold		230,555		—		230,555	145,320
Depreciation and amortization		39,225		—		39,225	24,724
General and administrative		38,069		—		38,069	23,995

		307,849		—		307,849	194,039

Operating loss		(36,283)		—		(36,283)	(22,870)

Other income (expense)
Short-term interest expense		(512)		—		(512)	(323)
Interest expense on term credit facility		(47,579)		—		(47,579)	(29,989)
Unrealized gain (loss) on natural gas forward supply contracts		—		(1,055)		(1,055)	(665)
Foreign exchange gain on term credit facility		121,965		—		121,965	76,875

		73,874		(1,055)		72,819	45,898

Net earnings (loss) for the year	C$	37,591	C$	(1,055)	C$	36,536	€23,028

STATEMENT OF OPERATIONS OF STONE VENEPAL (CELGAR) PULP INC., IN BANKRUPTCY

Nine months ended September 30, 2003
(Unaudited)
(Expressed in thousands of Euros unless otherwise stated)

	Canadian GAAP		US GAAP Adjustments		US GAAP		US GAAP
Net sales	C$	207,593	C$	—	C$	207,593	€130,545

Operating expenses
Cost of products sold		182,903		—		182,903	115,019
Depreciation and amortization		29,320		—		29,320	18,438
General and administrative		28,220		—		28,220	17,746

		240,443		—		240,443	151,203

Loss from operations		(32,850)		—		(32,850)	(20,658)

Other income (expense)
Short-term interest expense		(83)		—		(83)	(52)
Interest expense on term credit facility		(35,673)		—		(35,673)	(22,433)
Unrealized gain (loss) on natural gas forward supply contracts		—		(615)		(615)	(387)
Foreign exchange gain on term credit facility		97,772		—		97,772	61,484

		62,016		(615)		61,401	38,612

Net earnings (loss) for the year	C$	29,166	C$	(615)	C$	28,551	€17,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.
	By:	/s/ DAVID M. GANDOSSI David M. Gandossi Chief Financial Officer
Date: December 10, 2004

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

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REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
COMMENTS BY AUDITOR ON CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCE
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy) BALANCE SHEET December 31, 2003 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy) STATEMENT OF LOSS AND DEFICIT Year ended December 31, 2003 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy) STATEMENT OF CASH FLOWS Year ended December 31, 2003 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy)
NOTES TO THE FINANCIAL STATEMENTS Year ended December 31, 2003 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy) CONDENSED BALANCE SHEET (Unaudited) September 30, 2004 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy) CONDENSED STATEMENT OF LOSS AND DEFICIT (Unaudited) Nine months ended September 30, 2004 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy) CONDENSED STATEMENT OF CASH FLOWS (Unaudited) Nine months ended September 30, 2004 (In thousands of Canadian dollars)
STONE VENEPAL (CELGAR) PULP INC. (In Bankruptcy)
NOTES TO THE CONDENSED FINANCIAL STATEMENTS (Unaudited) Nine months ended September 30, 2004 (In thousands of Canadian dollars)
MERCER INTERNATIONAL INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET September 30, 2004 (Expressed in thousands of Euros)
MERCER INTERNATIONAL INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Nine months ended September 30, 2004 (Expressed in thousands of Euros, except per share data)
MERCER INTERNATIONAL INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Year ended December 31, 2003 (Expressed in thousands of Euros, except per share data)
MERCER INTERNATIONAL INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Nine months ended September 30, 2003 (Expressed in thousands of Euros, except per share data)
SIGNATURES